Exhibit 99.1

Synalloy Corporation Adopts Limited Duration Shareholder Rights Plan

RICHMOND, Va., April 1, 2020 - Synalloy Corporation (“Synalloy” or the “Company”) announced today that its Board of Directors unanimously authorized the adoption of a limited duration shareholder rights plan. The rights will be issued to shareholders of record on April 10, 2020 and will expire on March 31, 2021, or later if the Board of Directors approves an extension prior to expiration and the extension is submitted to the shareholders for ratification at the Company’s next annual meeting.
After careful consideration of recent, extreme market volatility caused by the COVID-19 pandemic and other macroeconomic conditions, as well as the fact that Synalloy’s current share price does not reflect intrinsic long-term value, the Board of Directors has adopted the rights plan to protect shareholders from efforts by a shareholder or a group of shareholders to gain control of the Company through open market accumulations without paying all shareholders an appropriate premium for that control. The rights plan is intended to enable all of the Company’s shareholders to realize the long-term value of their investment in the Company and to provide the Board of Directors with sufficient time to make informed judgments.
The rights plan is similar to many plans adopted by other publicly held companies. The plan provides for the issuance of one right for each outstanding share of the Company’s common stock, par value $1.00 per share (“Common Stock”). Generally, the rights will become exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company’s outstanding Common Stock or announces a tender or exchange offer that would result in beneficial ownership of 15% or more of the Company’s Common Stock.
Each right will entitle the holder to buy one half of a share of Common Stock at a purchase price of $22.50 per right, subject to adjustments (equivalent to $45.00 for each whole share of Common Stock). The Board of Directors may, at its option, redeem all rights for $0.001 per right at any time prior to the acquisition of beneficial ownership of 15% or more of the Company’s Common Stock by a person or group.
If a person or group acquires beneficial ownership of 15% or more of the Company’s outstanding Common Stock, each right will entitle holders, other than the acquiring person or group, to purchase a number of shares of Common Stock of the Company for $45.00, subject to certain potential adjustments, having a then-current market value of twice that amount.
The plan also includes an exchange option. If a person or group acquires beneficial ownership of 15% or more, but less than 50%, of the outstanding Common Stock, the Board of Directors may at its option exchange the rights in whole or in part for shares of the Company’s Common Stock. Under this option, the Company would exchange each Right in whole or in part, at an exchange ratio of one share of Common Stock per Right. If the Company does not then have a sufficient number of shares of its Common Stock, the Company will take all such action as necessary to authorize additional shares of Common Stock. This exchange would not apply to shares held by the person or group that acquired beneficial ownership of 15% or more of the Company’s Common Stock.
If, after the rights have become exercisable, the Company merges or otherwise combines with another entity, or sells assets constituting more than 50% of its assets or producing more than 50% of its earning power or cash flow, each right then outstanding will entitle its holder to purchase for $22.50, subject to adjustments, a number of the acquiring party’s common shares having a market value of twice that amount.
In the event the Company receives a Qualifying Offer (as defined in the Rights Agreement which will be filed as an exhibit to a Form 8-K) and the Company does not redeem the outstanding Rights, the Company may exempt such Qualifying Offer from the Rights Agreement, or call a special meeting of stockholders to vote on whether or not to exempt such Qualifying Offer from the Rights Agreement, in each case within 90 days of the commencement of the Qualifying Offer (the “Board Evaluation Period”), the holders of record of 10% or more of the outstanding Common Stock may submit a written demand directing the Board of Directors to propose a resolution exempting the Qualifying Offer from the Rights Agreement to be voted upon at a special meeting to be convened within 90 days following the last day of the Board Evaluation Period (the “Special Meeting Period”). The Board of Directors must take the necessary actions to cause such resolution to be submitted to a vote of stockholders at a special meeting within the Special Meeting Period; however, the Board of Directors may recommend in favor of or against or take no position with respect to the adoption of the resolution, as it determines to be appropriate in the exercise of the Board of Directors’ fiduciary duties.

If a shareholder beneficially owns 15% or more of the Company’s Common Stock at the time of the adoption of the plan, such shareholder’s ownership will be grandfathered, but the rights would become exercisable if such shareholder subsequently increases its ownership by one share.
The Company’s shareholder rights plan will not prevent, nor is it intended to prevent, a takeover of the Company. Because the rights may be redeemed by the Board of Directors under certain circumstances, they should not interfere with any merger or other business combination approved by the Board of Directors. The issuance of the rights does not in any way diminish the financial strength of the Company or interfere with its business plans. The issuance of the rights has no dilutive effect, will not affect reported earnings per share and will not change the way the Company’s Common Stock is currently traded.
Further details regarding the rights plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe and tube, galvanized pipe and tube, fiberglass and steel storage tanks, specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our website at www.synalloy.com.
Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of the federal securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “should,” “anticipate,” “hope,” “optimistic,” “plan,” “outlook,” “should,” “could,” “may” and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company’s Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this release.

Dennis Loughran at (804) 822-3266

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